UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56139	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3075 West Ray Road Suite 525 Chandler, Arizona	85226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 2.02	Results of Operations and Financial Condition.

Preliminary Estimates of Results as of December 31, 2020

From October 1, 2020 through December 31, 2020, Trinity Capital Inc. (the “Company”) made total investments of approximately $102.1 million. Of these investments, $72.4 million were in secured loans, $29.3 million were in equipment financings, and $0.4 million were in equity securities. Approximately $45.5 million of these investments were to seven new portfolio companies and approximately $56.6 million were to 12 existing portfolio companies. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was approximately 13.8%.

From October 1, 2020 through December 31, 2020, the Company received approximately $43.0 million in principal repayments, including approximately $29.0 million of early repayments. During this period the Company recognized realized losses of approximately $5.0 million primarily related to one investment and reversed previously recorded net unrealized depreciation related to such net realized losses of approximately $4.0 million.

The level of the Company’s investment activity can vary substantially from period to period depending on many factors. Such factors may include the amount of loans, equipment financings and equity capital required by growth stage companies, the general economic environment and market conditions, including as a result of the novel coronavirus, or COVID-19, pandemic, and the competitive environment for the types of investments the Company makes.

For the three-month period ended December 31, 2020, the Company estimates that its unaudited total investment income will be between $15.0 million and $15.7 million and its unaudited net investment income will be between $4.8 million and $5.5 million, or between $0.26 and $0.30 per share. For the year ended December 31, 2020, the Company estimates that its unaudited total investment income will be between $54.6 million and $55.3 million and its unaudited net investment income will be between $22.8 million and $23.5 million, or between $1.26 and $1.30 per share. The unaudited estimate of the range of the net asset value per share of the Company’s common stock as of December 31, 2020 is between $12.93 and $13.03.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Ernst & Young LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

These estimates are subject to the completion of the Company’s financial closing procedures and are not comprehensive statements of the Company’s financial results or valuations as of December 31, 2020 and have not been approved by the board of directors of the Company. The Company advises that its actual results may differ materially from these estimates as result of the completion of the period and the Company’s financial closing procedures, final adjustments, valuation process and other developments that may arise between now and the time that the Company’s financial results are finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

January 21, 2021	By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Chief Executive Officer